UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Invesco QQQ TrustSM, Series 1

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENTAL PROXY STATEMENT

INVESCO QQQ TRUSTSM, SERIES 1

Special Meeting of Shareholders

To Be Held on December 5, 2025

This proxy statement supplement (this “Supplement”), dated November 6, 2025, supplements and amends the definitive proxy statement (the “Proxy Statement”) dated August 18, 2025 relating to a Special Meeting of Shareholders of Invesco QQQ TrustSM, Series 1 (the “Trust”) to be held on December 5, 2025 (the “Meeting”). This Supplement should be read together with the Proxy Statement. Other than as set forth below, no changes have been made to the Proxy Statement.

Engagement of Additional Proxy Solicitor

As previously disclosed in the Proxy Statement, the Trust previously engaged Sodali & Co. Fund Services (“Sodali”), a professional proxy solicitation firm, to aid in the solicitation of proxies from Trust shareholders in connection with the Meeting. Subsequent to filing the Proxy Statement, the Trust has also engaged Alliance Advisors, LLC (“Alliance Advisors”), a professional proxy solicitation firm, to assist in soliciting proxies from in connection with the Meeting. The Trust has agreed to pay Alliance Advisors up to $6,000,000 in fees, which includes costs and expenses. The Trust will bear all proxy solicitation costs.

Under the agreement between Alliance Advisors and the Trust, Alliance Advisors will be paid for certain email, mail and phone outreach, as well as managing inbound calls and vote information. The agreement also provides that Alliance Advisors shall be indemnified against certain liabilities and expenses, including liabilities that could arise under the federal securities laws.

The Trust urges shareholders to vote prior to the Meeting by using one of the methods described in the Proxy Statement. If you have not already voted, representatives from Sodali or Alliance Advisors may contact you.

Have you voted yet? Deadline: December 4 Join and vote your QQQ fellow shareholders Make your voice heard—vote on key proposals for the Invesco QQQ Trust at the December 5 meeting. If you held QQQ shares on August 15, 2025, you’re eligible to help shape the fund’s future. Votes cast have been overwhelmingly in support of the proposals, but your participation is critical—every vote counts. What’s changing? Lower expense ratio: Reduced from 0.20% to 0.18%. Enhanced governance: Oversight by a majority-independent Board. No tax impact: Changes will not trigger tax consequences for shareholders. What stays the same? Investment strategy: QQQ will continue to track the Nasdaq-100® Index. Management team: No changes to the current team.

# Please vote today. Your participation matters.

## How to vote:

1. **By mail:** Sign, date, and return your proxy card using the prepaid envelope.
2. **Online or by phone:** Convenient options available for quick voting.

## Need assistance?

Contact Invesco's proxy solicitor, Sodali & Co. Fund Solutions, toll-free at **1-800-886-4839.**

**Hours of operation:**
Monday to Friday: 10 a.m. to 11 p.m. ET
Saturday: 12 p.m. to 5 p.m. ET

## Help us shape the future of Invesco QQQ

Watch **Brian Hartigan**, Global Head of ETFs at Invesco, explain the proposals and what they mean for you.

Scan the QR code to watch the video or visit

**www.proxyvotinginfo.com/p/qqq**

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